UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

VIRTUAL MEDICAL CENTRE, INC.

(Name of Registrant As Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VIRTUAL MEDICAL CENTRE, INC.

 L1, 414 Scarborough Beach Road,

Osborne Park, WA 6017, Australia

Tel: +61-8-938-80344

Dear Stockholders:

On September 28, 2010, the board of directors of Virtual Medical Centre, Inc. (the “Company”) adopted a resolution approving an amendment and restatement of the Company’s Articles of Incorporation, a copy of which is attached hereto as Exhibit A.

The Company also obtained the written consent of stockholders representing 56.1% of the Company’s outstanding common stock as of September 28, 2010 (the “Majority Stockholders”) approving the amendment and restatement of the Company’s Articles of Incorporation.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the amendment and restatement of the Company’s Articles of Incorporation will not be effective, and the filing thereof will not be made with the Secretary of State for the State of Nevada, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO

STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED

HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

 No action is required from you.  The accompanying Information Statement is furnished only to inform our stockholders of the actions approved by the Company’s Board of Directors and by the Majority Stockholders before they take place in accordance with the requirements of United States federal securities laws.  This Information Statement is being mailed on or about October 19, 2010 to all of the Company’s stockholders of record as of the close of business on October 15, 2010.

By Order of the Board of Directors

/s/ Wayne Hughes

Wayne Hughes

 Chief Executive Officer

  October 19, 2010

i

INFORMATION STATEMENT

October 19, 2010

VIRTUAL MEDICAL CENTRE, INC.

L1, 414 Scarborough Beach Road,

Osborne Park, WA 6017, Australia

Tel: +61-8-938-80344

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the board of directors of Virtual Medical Centre, Inc., a Nevada Corporation (the “Company,” “we” or “us”) to the holders of record of the Company’s outstanding common stock, par value $0.001 per share, as of the close of business on October 15, 2010 (the “Record Date”) pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The cost of furnishing this Information Statement will be borne by us.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of certain actions taken and approved on September 28, 2010 by the Company’s board of directors and by the Company’s stockholders holding 56.1% of the Company’s common stock issued and outstanding on September 28, 2010 (the “Majority Stockholders”).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO

STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED

HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

This Information Statement is first being mailed or furnished to our stockholders on or about October 19, 2010.

NO DISSENTERS’ RIGHTS

Pursuant to the Nevada Revised Statues, NRS 92A.300 to 92A.500 inclusive, none of the corporate actions described in this Information Statement will afford stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED SEPTEMBER 28, 2010.

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on  September 28, 2010, Virtual Medical Centre, Inc., a Nevada corporation (the “Company”) obtained the unanimous written consent of its board of directors (“Board”) and the written consent of stockholders (the “Majority Stockholders”) holding 47,300,364 shares of the Company’s common stock, or 56.1% of the voting power of the issued and outstanding shares of the Company’s common stock, approving an amendment and restatement of the Company’s Articles of Incorporation (the “Amended and Restated Articles of Incorporation”) to, among other things,  (i) increase the number of shares of authorized common stock, par value $0.001, that the Company is authorized to issue from two hundred million (200,000,000) to four hundred twenty five million (425,000,000) (the “Increase in Authorized Common Stock”); and (ii) create a new class of Preferred Stock, par value $0.001, of which the Company is authorized to issue seventy five million (75,000,000) shares (the “Authorization of Preferred Stock”).  A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit A.

OUTSTANDING SHARES AND VOTING RIGHTS

As of October 18, 2010, the Company's authorized capitalization consisted of 200,000,000 shares of common stock, of which 84,253,764 shares were issued and outstanding.

            Each share of common stock of the Company entitles its holder to one vote on each matter submitted to the Company’s stockholders.  However, because the Majority Stockholders have consented to the foregoing actions by resolution dated September 28, 2010, in lieu of a special meeting in accordance with Section 78.320 of the Nevada Revised Statutes, and because the Majority Stockholders have sufficient voting power to approve such actions through their ownership of common stock, no other stockholder vote will be solicited in connection with the foregoing actions.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

The Board and Majority Stockholders have approved the amendment and restatement of the Company’s Articles of Incorporation in part to effectuate the Increase in Authorized Common Stock and the Authorization of Preferred Stock.  As such, Article 4 of the Company’s Articles of Incorporation will be revised to read, in part, as follows:

4.1         The aggregate number of shares of capital stock that the Corporation shall have authority to issue is FIVE HUNDRED MILLION (500,000,000) shares, par value $0.001 per share.  The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	425,000,000	$0.001
Preferred Stock	75,000,000	$0.001
Total	500,000,000

4.2          The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for the shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix.  The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Pursuant to Rule 14c-2 under the Exchange Act, the actions described above will not be effective, and the Amended and Restated Articles of Incorporation will not be filed with the Secretary of State for the State of Nevada, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission (the “Commission”) and a copy thereof is mailed to each of the Company’s stockholders as of October 15, 2010 (the “Record Date”).  It is presently contemplated that such filing will be made, and a copy hereof will be made to the Company’s stockholders as of the Record Date, on or about October 19, 2010.

The Increase in Authorized Common Stock

The Company is currently authorized to issue 200,000,000 shares of common stock, par value $0.001.  The Company’s Board and the Majority Stockholders believe that the Increase in Authorized Common Stock would provide the Company with greater flexibility by increasing the number of shares of the Company’s common stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which the Company’s Board may determine is in the best interest of the Company and its stockholder to issue shares of common stock.    As of the date of this Information Statement, the Company has not identified any potential investors and has not entered into any agreements relating to any potential investment in the Company, or otherwise, pursuant to which the Company will issue shares of common stock.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock.  However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

The Authorization of Preferred Stock

The Company’s Articles of Incorporation do not presently authorize the issuance of shares other than common stock.  The proposed amendment authorizes a class of undesignated preferred stock with a par value of $0.001 and grants our Board the authority to issue up to 75,000,000 shares of preferred stock with such powers, preferences and rights as our Board may fix and determine, including, without limitation, dividend or interest rates, conversion prices, voting rights, redemption prices and maturity dates.  The Company’s stockholders will have no input or right to approve the terms of any such series of preferred stock.

Reasons for the Authorization of Preferred Stock

Private Placements

On September 26, 2010, the Company authorized two separate private offerings of its securities for the purpose of seeking prospective investors (the “Offerings”).  Such Offerings consist of the sale of:

(i)

up to $2,000,000 in 10% senior unsecured notes (the “Notes”), which are convertible into shares of preferred stock, $0.001 par value per share, of the Company, which preferred stock is to be designated as Series A Preferred Stock (the “Series A Preferred Stock”).  The Notes will accrue interest at an annual rate of 10% payable in cash and will be due and payable on the one-year anniversary of the date on which the first Note is sold. Each purchaser of Notes will also receive a Warrant to purchase a number of shares of our common stock equal to (i) 3% of the face value of the Note purchased by such investor, divided by $0.50.  The exercise price per share covered by the Warrants will be $0.50, and the Warrants expire three years after the date of issuance.  On the date that the Company receives $4,000,000 aggregate gross proceeds from the offering of Series A Preferred Stock described below, the outstanding principal and interest on the Notes will automatically convert into a number of shares of Series A Preferred Stock equal to such outstanding principal and interest amount under the Note at the time of conversion divided by $0.35. If the Notes are not so converted prior to their maturity date, the Notes will be automatically extended for an additional three years, and each holder of the Notes will be issued an additional warrant to purchase a number of shares of Common Stock equal to 3% of the face value of the Note then held by the holder, divided by $0.35.  The exercise price per share covered by the new warrants will be $0.50. Following such extension of the maturity date, the Notes will be convertible to Series A Preferred Stock at the option of the Noteholder. The proceeds from the offering of the Notes, net of sales, commissions and estimated expenses of the offering, will be used for the repayment of existing debt, capital expenditures, working capital and general corporate purposes; and

(ii)

up to a maximum of 20,000,000 shares of Series A Preferred Stock at an offering price of $0.40 per share, for a maximum total of $8,000,000 (the “Offering Amount”).  For each dollar in aggregate principal amount of the Notes offering above raised in excess of $1,000,000, the Offering Amount will be reduced on a dollar-for-dollar basis.  Further, each investor who purchases the Series A Preferred Stock will be issued a Warrant to purchase a number of shares of the Company’s common stock equal to 6% of the aggregate purchase price of Series A Preferred Stock purchased by such investor in the offering, divided by $0.60.  The exercise price per share covered by the Warrants will be $0.60, and the Warrants expire three years after the date of the investor’s original investment.

Amounts committed to purchase the Series A Preferred Stock will be placed into an investment holding account until such time as a total of one half of the Offering Amount (as may be reduced by the amounts received by the Company from the offering of the Notes) has been committed into escrow (the “Escrow Break Threshold”). Upon reaching the Escrow Break Threshold, the Company will allocate a minimum of $3,000,000 of the proceeds to fund the purchase price and integration expenses associated with acquisitions of, or mergers or partnerships with, complementary businesses (the “Acquisition Funds”), to be withdrawn only to complete such acquisitions, mergers or partnership proposals approved by the Company’s Board.  Such Acquisition Funds will remain in the escrow account (the “Acquisition Fund Escrow”) until the earlier of (i) use for the specified purposes or (ii) the Second Release Date (as defined below).

If the Escrow Break Threshold does not occur, holders of Series A Preferred Stock, in the 60 day period following the one year anniversary of the initial deposit of the Series A Preferred Stock purchase commitments into escrow (the “Release Date”), shall have the right to require the Company to purchase a portion of their Series A Preferred Shares equal to the Investor’s pro rata portion (based on size of investment) of the funds remaining in the escrow account on the Release Date at $0.40 per share. Further, holders of Series A Preferred Stock, in the 60 day period following the one year anniversary of the achievement of the Escrow Break Threshold (the “Second Release Date”), shall have the right to require the Company to purchase a portion of their Series A Preferred Shares equal to the Investor’s pro rata portion (based on size of investment) of the funds remaining in the Acquisition Fund Escrow on the Second Release Date at $0.40 per share.

The Offerings are to be made available only to accredited investors, as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended, and to non-U.S. persons as defined in Rule 902 of Regulation S under the United States Securities Act of 1933 (each, an “Investor”). Each Investor must agree to purchase the Notes and/or the Series A Preferred Stock for investment purposes only.

In order to permit the Company to conduct the offerings, the Board and the Majority Stockholders approved the Authorization of Preferred Stock.  It is further intended that of the 75,000,000 shares of Preferred Stock authorized, 30,000,000 shares will be designated as Series A Preferred Stock, having the following powers, rights, preferences and restrictions:

Conversion.  Each share of Series A Preferred Stock shall be initially convertible into one share of the Company’s common stock (subject to adjustment in the event of a recapitalization, stock split, reverse stock split, stock dividend, combination of shares of common stock, share exchange or any similar corporate transaction or event in respect of the common stock) at any time at the option of the holder.  In addition, all outstanding shares of Series A Preferred Stock will automatically be converted upon the affirmative election of the holders of a least a majority of the outstanding shares of the Series A Preferred Stock.

                  Dividends.  The Series A Preferred Stock will accrue dividends in kind at the rate per share of 6% of $0.40 per share per year, compounded annually (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock).  Dividends shall be payable on each one-year anniversary of the date on which the first sale of Series A Preferred Stock is consummated.  Dividends shall be payable solely in-kind by the issuance of additional shares of Series A Preferred Stock having a stated value equal to the amount of dividends then accrued, divided by $0.40.

Voting Rights.  Holders of Series A Preferred Stock shall have the right to vote on matters on which stockholders of a Nevada corporation are generally permitted to vote, shall  vote their shares of Series A Preferred Stock on an as if converted basis and shall vote with holders of common stock as if a single class.  In addition, a majority vote of the holders of Series A Preferred Stock, voting as a separate class, shall be necessary before the Company can effect (i) any amendment, alteration, or repeal of any provision of its organizational documents that adversely alters or changes the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series A Preferred Stock or (ii) any authorization, issuance or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company having rights, preferences or privileges senior to the Series A Preferred Stock with respect to liquidation preference.

Transferability. The Series A Preferred Stock shall not be subject to any contractual transfer restrictions, although restrictions on transfer may apply as a matter of federal, state and other law.  The Series A Preferred Stock will not be registered with, or approved by, the Securities and Exchange Commission, nor will it be filed with or reviewed by an attorney general of any state or the state securities regulatory authority of any state.

Liquidation Rights. Holders of Series A Preferred Stock shall have a liquidation preference equal to $0.40 per share.  For purposes of the liquidation preference, a merger, consolidation, voluntary or involuntary dissolution or winding-up of the Company, or sale of substantially all of the Company’s assets will be treated as a liquidation.

The main reason for the Increase in Authorized Common Stock and the Creation of the Preferred Stock is to permit the Company to designate and issue the shares of Series A Preferred Stock contemplated under the Offerings described above.  At this time, the Company has not entered into any agreement with any potential investor regarding the sale and purchase of the Notes and/or the Series A Preferred Stock.  There can be no assurance that such Offerings will be successfully completed and accordingly, there can be no assurance that any Notes and/or shares of preferred stock will be issued.

EFFECTIVE DATE OF THE AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the Increase in Authorized Common Stock and the Authorization of Preferred Stock will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Securities and Exchange Commission and a copy hereof has been mailed to the Company’s stockholders as of the Record Date.  The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about October 19, 2010.  Therefore, the Company anticipates that the Increase in Authorized Common Stock and the Authorization of Preferred Stock will be effective, and the Amended and Restated Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or about November 8, 2010.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 18, 2010 held by (a) each stockholder who we know to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) all nominees for director; (d) our executive officers; and (e) all executive officers and directors as a group.

Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock.

Name and Address of Beneficial Owners*	Title/Status	Number of Shares Owned	Right to Acquire(1)	Total	Percentage of Class(2)
Wayne Hughes(3)	Chief Executive Officer	13,265,656(4) (5)	200,000	13,465,656	15.9%
Stuart Usher(3)	Chief Financial Officer	0	0	0	0
Thomas Maher(3)	Chief Operating Officer	3,250,855(4)(6)	200,000	3,450,855	4.1%
Clifford Rosenberg PO Box 707 Bondi Junction Sydney NSW 1355, Australia	Director	5,812	500,000	505,812	**
Andrew Dean 15 Pownall Gardens Churchlands Perth WA 6018, Australia	Director, 5% holder	16,334,881(4)(7)	0	16,334,881	19.4%
Cunningham Peterson Sharb PO Box Z5467 St. George TCE Perth, WA 6831, Australia	5% holder	4,940,892	0	4,940,892	5.9%

The Sports Café Australia P/L Mezzanine Level BGC Centre 28 The Esplanade Perth, WA 6831, Australia	5% holder	7,635,180	625,000	8,260,180	9.7%
Viaticus Capital P/L PO Box Z5425 St. George TCE Perth, WA 6831, Australia	5% holder	5,785,536	525,000	6,310,536	7.4%
Welas PTY Ltd. Unit 4, 8 Milson Road Cremore, Sydney NSW 2090 Australia	5% holder	9,012,072	2,066,670	11,078,742	12.8%
Window Capital, P/L L1, 914 Hay St., Perth WA 6000, Australia	5% holder	35,576,274(8)	400,000	35,976,274	42.5%
Officers and directors as a group (5)		32,857,204	900,000	33,757,204	39.64%

*  Unless otherwise indicated, the address for the above-named stockholders is L1, 414 Scarborough Beach Road,

Osborne Park, WA 6017, Australia

** Less than 1%

(1) Reflect options to purchase shares of the Company’s common stock.

(2) Based on 84,253,764 shares of common stock outstanding on October 18, 2010.

(3) Address is L1, 414 Scarborough Beach Road, Osborne Park, WA 6017, Australia, PO Box 1173, Osborne Park, WA 6916, Australia

(4) Shares are held in the name of Window Capital, P/L.

(5) Includes 9,000,000 shares of common stock held in escrow and subject to forfeiture in accordance with the Exchange Agreement discussed under Item 2.01 of the Current Report on Form 8-K/A filed by the Company on September 7, 2010.

(6) Includes 1,000,000 shares of common stock held in escrow and subject to forfeiture in accordance with the Exchange Agreement discussed under Item 2.01 of the Current Report on Form 8-K/A filed by the Company on September 7, 2010.

(7) Includes 10,000,000 shares of common stock held in escrow subject to forfeiture and subject to forfeiture in accordance with the

Exchange Agreement discussed under Item 2.01 of the Current Report on Form 8-K/A filed by the Company on September 7, 2010.

(8) Includes a total of 32,851,392 shares of common stock held in the aggregate by Messrs. Hughes and Maher and Dr. Dean,

collectively, including the 20,000,000 shares of common stock held in escrow and subject to forfeiture in accordance with the

Exchange Agreement discussed under Item 2.01 of the Current Report on Form 8-K/A filed by the Company on September 7, 2010.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of September 28, 2010, there were 84,253,764 shares of the Company’s common stock issued and outstanding.  Each holder of common stock is entitled to one vote per share.

The Majority Stockholders, as stockholders holding in the aggregate 47,300,364 shares of common stock of the Company, or 56.1% of the voting power of our outstanding shares of common stock, have approved the Increase in Authorized Common Stock and the Authorization of Preferred Stock by written consent date September 28, 2010.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding common stock is sufficient for the amendment and restatement of our Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholders as described herein.  As a result, the amendment and restatement of our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment and restatement of our Articles of Incorporation relative to the Increase in Authorized Common Stock and/or the Authorization of Preferred Stock.

DISSENTER'S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Increase in Authorized Common Stock and/or the Authorization of Preferred Stock.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission also maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Company at L1, 414 Scarborough Beach Road, Osborne Park, WA 6017, Australia.

On behalf of the Board of Directors,

/s/ Wayne Hughes

Wayne Hughes

Chief Executive Officer

October 19, 2010

EXHIBIT A

 FORM OF

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

VIRTUAL MEDICAL CENTRE, INC.

The undersigned, being the Chief Executive Officer of Virtual Medical Centre, Inc., a Nevada corporation (the “Corporation”) originally incorporated on February 4, 2005 under the name Cliff Rock Resources Corp., does hereby certify that the Articles of Incorporation of Virtual Medical Centre, Inc. are hereby amended and restated in their entirety, effective as of the date of filing hereof with the Secretary of State of Nevada, as follows:

ARTICLE I – NAME

1.1   The name of the corporation is Virtual Medical Centre, Inc.

ARTICLE II – REGISTERD OFFICE; RESIDENT AGENT

2.1   The location of the registered office of the Corporation within the State of Nevada is 311 S. Division St., Carson City,  NV  89703; the Corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the Corporation; and the Corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

2.2   The Resident Agent for the Corporation shall be The Corporation Trust Company of Nevada, 311 S Division St., Carson City, NV  89703.

ARTICLE III – PURPOSE

3.1   The purpose of the Corporation is to engage in any lawful activity for which a corporation may be organized under the Private Corporation Act of the Nevada Revised Statutes (“NRS”).

ARTICLE IV – AUTHORIZATION OF CAPITAL STOCK

4.1   The aggregate number of shares of capital stock that the Corporation shall have authority to issue is FIVE HUNDRED MILLION (500,000,000) shares, par value $0.001 per share.  The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	425,000,000	$0.001
Preferred Stock	75,000,000	$0.001
Total	500,000,000

4.2   The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if

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any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for the shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix.  The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

4.3   Except as otherwise provided for by law, the shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters on which shareholders have the right to vote.  The holders of shares of Common Stock shall not be permitted to cumulate their votes for the election of directors.

ARTICLE V – TERM OF EXISTENCE

5.1   The Corporation is to have a perpetual existence.

ARTICLE VI – BOARD OF DIRECTORS

6.1   The business and affairs of this Corporation shall be managed by or under the direction of a Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or these Amended and Restated Articles of Incorporation directed or required to be exercised or done by the shareholders.

6.2   The Board of Directors may change the number of directors from time to time, as provided in the By-laws, and may fill any vacancies in the Board of Directors, however created, provided that there shall be no less than one (1) director.

ARTICLE VII – STOCK NON-ASSESSABLE

7.1   After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

ARTICLE VIII – NO PREEMPTIVE RIGHTS

8.1   Stockholders shall not be entitled to preemptive rights.

ARTICLE IX – LIMITATION OF DIRECTOR LIABILITY

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9.1   No director or officer of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for (1) the acts or omissions not in good faith or which involve intentional misconduct, fraud, a knowing violation of law or breach of the duty of loyalty, or (2) the unlawful payment of distributions.  Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE X – INDEMNIFICATION OF DIRECTORS AND OFFICERS

10.1   To the fullest extent permitted by the NRS, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believe to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.  Notwithstanding anything contained in this Article X, the Corporation shall not be obligated to indemnify any director or officer in connection with any action, suit or proceeding, or part thereof, initiated by such person against the Corporation unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board.

10.2   Any indemnification under Article X shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances because he or she has met the applicable standard of conduct set forth herein.  Such determination shall be made by (1) a majority vote of directors who were not parties to such action, suit or proceedings even though less than a quorum of the Board, (2) by a committee of such directors designated by a majority vote of directors, even though less than a quorum or (3) if there are no such directors, or if such directors so direct, by independent counsel in a written opinion.  To obtain indemnification under this Article X, any person referenced above shall submit to the Corporation a written request, including therewith such documents as are reasonably available to such person and are reasonably necessary to determine whether and to what extent such person is entitled to indemnification.

ARTICLE XI – ADOPTION AND AMENDMENT OF BYLAWS

11.1   The By-Laws may be altered, amended or repealed and new by-laws may be adopted at a regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

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ARTICLE XII – AMENDMENT OF ARTICLES OF INCORPORATION

12.1   The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Amended and Restated Articles of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of stockholders in accordance with NRS.  The total number of outstanding shares of Common Stock of the Corporation is 71,471,764, of which 41,367,622 or 57.8% have voted in favor of the Amended and Restated Articles of Incorporation, and no shares of Preferred Stock of the Corporation are currently outstanding.  The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required.  The percentage vote required under the law and the Articles of Incorporation in effect at the time of this filing was more than 50% of the outstanding Common Stock.

IN WITNESS WHEREOF, the undersigned, Wayne Hughes of Virtual Medical Centre, Inc., for the purpose of amending and restating the Articles of Incorporation of Virtual Medical Centre, Inc., hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the Corporation and that the facts stated herein are true.

By: /s/ Wayne Hughes

Name: Wayne Hughes

Title:   Chief Executive Officer

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